Annual Report
for John Hancock Variable Series Trust I
December 31, 2003

                               [LOGO] John Hancock

--------------------------------------------------------------------------------
Not FDIC Insured               Not Bank Guaranteed                May Lose Value
--------------------------------------------------------------------------------
Not a Deposit       Not Insured by Any Federal Government Agency
--------------------------------------------------------------------------------

                                                          Inception: May 1, 2003
--------------------------------------------------------------------------------
Mid Cap Value Fund
T. Rowe Price Associates, Inc.                                  David J. Wallack
--------------------------------------------------------------------------------

..    Since its inception in May, 2003, the Fund returned 36.77% outperforming its benchmark, the Russell Mid Cap Value Index.
..    The Fund outperformed its benchmark due to both favorable stock selection with modestly favorable sector allocation decisions. Stock selection in the materials sector was the biggest contributor, followed by the telecommunication services sector. The underweight to financials was the biggest sector allocation contributor.
..    The Fund's exposure to consumer discretionary was the largest contributor to absolute performance, followed by financials. No sector detracted from absolute returns, as all sectors had positive absolute returns.
..    The top and bottom contributors to absolute returns came from a variety of sectors. The biggest contributors to performance were Reuters group, Newmont Mining Corp., and Agilent Technologies. The main detractors included Bisys Group Inc and Lincare Hldgs.
..    The portfolio is currently overweight the energy sector, while underweight in the financials sector.
..    The Fund employs a bottom-up, value-oriented investment approach, focusing on companies with attractive valuations, strong cash flow generation and sound balance sheets. The Fund's sector allocations are broadly diversified but are primarily driven by stock selection.

                                     [CHART]

                                   Line Chart

                             Historical Fund Return

$10,000
Investment made 5/1/03
(Fund Inception Date)

             Mid Cap Value   Russell Mid Cap(R) Value
              Equity Fund       Value Benchmark (1)
             -------------   ------------------------
  5/1/2003     10,000.00             10,000.00
 5/30/2003     11,069.40             10,880.00
 6/30/2003     11,242.39             10,956.16
 7/31/2003     11,563.36             11,296.90
 8/29/2003     11,951.02             11,697.94
 9/30/2003     11,723.37             11,606.69
10/31/2003     12,618.96             12,458.62
11/30/2003     12,909.25             12,819.92
12/31/2003     13,677.10             13,373.74

Value on 12/31/03:
------------------
$13,677 Mid Cap Value Fund
$13,374 Russell Mid Cap(R) Value Benchmark (1)

MORNINGSTAR CATEGORY+:

..    Mid Cap Value

MORNINGSTAR RISK+:

..    (VL/VUL)NA
..    (VA) NA

MORNINGSTAR RATING+:

..    (VL/VUL) N/A
..    (VA) N/A

TOP TEN HOLDINGS (as of December 31, 2003)

                                   % of
                                  Assets
                                  ------
Diamond Offshore Drilling, Inc.    2.3%
Molex, Inc.                        1.8%
Firstenergy Corp.                  1.7%
BMC Software, Inc.                 1.5%
Amerada Hess Corp.                 1.5%
Safeco Corp.                       1.4%
Giant Prideco                      1.4%
Scholastic Corp.                   1.4%
Cablevision System Corp.           1.4%
Loews Corp.                        1.4%

AVERAGE ANNUAL TOTAL RETURNS*

                                            Russell
                             Mid Cap    Mid Cap(R) Value
                           Value Fund       Index(1)
                           ----------   ----------------
Since Inception (5/1/03)     36.77%          33.74%

SECTOR/INDUSTRY ALLOCATION (as of December 31, 2003)

                    % of
                    Assets
                    ------
Financials          18.59%
Consumer            15.33%
   Discretionary
Information         11.91%
   Technology
Utilities           10.62%
Energy               9.59%
Materials            8.18%
Industrials          7.65%
Health Care          7.64%

Consumer Staples     5.99%

Telecommunication
Services             4.50%

(1) The Russell Midcap(R)Valve Index measures the performance of those Russell Midcap companies with lower price-to-book nation and lower forecasted growth values. The stocks are also members of the Russell 1000(R)Value Index.

* Total returns are for the period ended December 31, 2003. Returns represent past performance, assume reinvestment of all distributions and are not indicative of future performance. Investment returns and principal value of fund shares will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. The performance of the fund on this page is reported net of Trust level charges (i.e. investment management fees and operating expenses). It does not reflect expense and charges of the applicable separate accounts and variable products, all of which vary to a considerable extent and are described in your product prospectus. Performance would be lower if expenses and charges of the separate accounts and products were reflected.

+    Source: MorningStar, Inc. Data as of 12/31/03 this fund is not yet rated.

STATEMENT OF ASSETS AND LIABILITIES
JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------
(000's Omitted)

ASSETS
Long term investments at cost .......................................   $20,418
Net unrealized appreciation of investments ..........................     2,918
Short-term investments at value .....................................     1,081
                                                                        -------
      Total investments .............................................    24,417
Receivable for:
   Investments sold .................................................        86
   Fund shares sold .................................................        18
   Dividends ........................................................        29
                                                                        -------
Total assets ........................................................    24,550
                                                                        -------
LIABILITIES
Payables for:
   Investments purchased ............................................        58
   Other liabilities ................................................         2
                                                                        -------
Total liabilities ...................................................        60
                                                                        -------
Net assets ..........................................................   $24,490
                                                                        =======
Shares of beneficial interest outstanding ...........................     1,854
                                                                        -------
Net asset value per share ...........................................   $ 13.21
                                                                        =======
Composition of net assets:
   Capital paid-in ..................................................   $21,513
   Accumulated net realized gain on investments, futures and
      foreign currency transactions .................................        56
   Undistributed net investment income ..............................         3
   Net unrealized appreciation of investments .......................     2,918
                                                                        -------
Net assets ..........................................................   $24,490
                                                                        =======

STATEMENT OF OPERATIONS
JOHN HANCOCK VARIABLE SERIES TRUST I

For the Period from May 1, 2003 (Commencement of
Operations) to December 31, 2003
--------------------------------------------------------------------------------
(000's Omitted)

INVESTMENT INCOME
      Interest ......................................................   $    8
      Dividends .....................................................      131
                                                                        ------
Total investment income .............................................      139
                                                                        ------
EXPENSES
      Investment advisory fee .......................................       87
      Auditors fees .................................................        1
      Custodian fees ................................................       28
      Printing & mailing fees .......................................        1
                                                                        ------
Total expenses ......................................................      117
      Less expenses reimbursed ......................................      (22)
      Less custodian expense reduction offset by commission
         recapture arrangement (Note C) .............................       (1)
                                                                        ------
Net expenses ........................................................       94
                                                                        ------
Net investment income ...............................................       45
                                                                        ------
REALIZED AND UNREALIZED GAIN
   Net realized gain on investments .................................      816
   Change in unrealized appreciation on investments .................    2,918
                                                                        ------
Net realized and unrealized gain ....................................    3,734
                                                                        ------
Net increase in net assets resulting from
   operations .......................................................   $3,779
                                                                        ======

See notes to financial statements.

STATEMENT OF CHANGES IN NET ASSETS
JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------
(000's Omitted)
                                                                   Period from
                                                                 May 1, 2003(*)
                                                                 to December 31,
                                                                      2003
                                                                 --------------
INCREASE (DECREASE) IN NET ASSETS
From operations
   Net investment income .....................................       $    45
   Net realized gain .........................................           816
   Change in net unrealized appreciation .....................         2,918
                                                                     -------
      Net increase in net assets resulting from operations ...         3,779
Distributions to shareholders from:
   Net investment income .....................................           (42)
   Realized gains ............................................          (760)
                                                                     -------
      Decrease in net assets resulting from distributions ....          (802)
From fund share transactions:
   Proceeds from shares sold .................................        23,951
   Distributions reinvested ..................................           802
   Payment for shares redeemed ...............................        (3,240)
                                                                     -------
      Increase in net assets from fund share transactions ....        21,513
                                                                     -------
NET INCREASE IN NET ASSETS ...................................        24,490

NET ASSETS
   Beginning of Period .......................................
                                                                     -------
   End of Period .............................................       $24,490
                                                                     =======
Analysis of fund share transactions:
   Sold ......................................................         2,073
   Reinvested ................................................            62
   Redeemed ..................................................          (281)
                                                                     -------
Net increase in fund shares outstanding ......................         1,854
                                                                     =======

See notes to financial statements.

*Commencement of Operations.

FINANCIAL HIGHLIGHTS
JOHN HANCOCK VARIABLE SERIES TRUST I

--------------------------------------------------------------------------------
Selected data for each share of beneficial interest outstanding throughout the period indicated:

                                                              Mid Cap Value
                                                              --------------
                                                               Period from
                                                                May 1, to
                                                               December 31,
                                                                 2003(e)
                                                              --------------
Net Assets Value at Beginning of Period ..................        $ 10.00
Income from Investment Operations:
   Net Investment Income .................................           0.04
   Net Realized and Unrealized Gain on Investments(a).....           3.64
                                                                  -------
   Total From Investment Operations ......................           3.68
Less Distributions:
   Distribution from Net Investment Income ...............          (0.04)
   Distribution from Net Realized Gains on Investments ...          (0.43)
                                                                  -------
   Total Distributions ...................................          (0.47)
                                                                  -------
Net Assets Value at End of Period ........................        $ 13.21
                                                                  =======
Total Investment Return(b) ...............................          36.77%(c)
Ratios/Supplemental Data:
   Ratio of Operating Expenses to Average Net Assets .....           1.20%(d)(f)(g)
   Ratio of Net Investment Income to Average Net Assets...           0.58%(d)
   Portfolio Turnover Rate ...............................          56.93%(c)
Net Assets End of Period (000s Omitted) ..................        $24,490

(a) The amount shown at this caption for each share outstanding throughout the year may not accord with the change in the aggregate gains and losses in the portfolio securities for the year because of the timing of the purchases and withdrawals of the shares in relation to the fluctuating market values of the portfolio.

(b) The performance does not reflect expenses and charges of the applicable separate accounts and variable products, all of which vary to a considerable extent and are described in your product's prospectus.

(c)  Not annualized.

(d)  Annualized.

(e)  Commencement of operations.

(f) Expense ratio is net of expense reimbursements. Had such reimbursements not been made, the expense ratio would have been 1.47% for the years ended December 31, 2003.

(g) The Fund is required to calculate an expense ratio without taking into consideration any expense reductions related to expense offset arrangements.

SCHEDULE OF INVESTMENTS
JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------
MID CAP VALUE FUND

                                                                         Market
            Name of Issuer                                     Shares    Value
            --------------                                     ------   -------
COMMON STOCK                                                            (000's)

Aerospace & Defense - 1.9%
   Raytheon Co. * ..........................................    8,600    $  259
   Rockwell Collins, Inc.* .................................    7,000       210
                                                                         ------
                                                                            469
Air Freight & Couriers - 1.1%
   CNF Transportation, Inc. * ..............................    7,700       261

Banks - 6.1%
   Charter One Financial, Inc...............................    4,600       159
   Citizens Banking Corp.* .................................    5,100       167
   Commerce Bancshares, Inc ................................    4,725       232
   Huntington Bancshares, Inc.* ............................   11,000       247
   National Commerce Financial Corp. .......................    4,800       131
   Northern Trust Corp. ....................................    5,600       260
   Synovus Financial Corp.* ................................    8,000       231
   TCF Financial Corp. .....................................    1,300        67
                                                                         ------
                                                                          1,494
Biotechnology - 2.2%
   Biogen IDEC, Inc.* ......................................    2,500        92
   MedImmune, Inc.* ........................................   10,200       259
   Protein Design Labs, Inc.* ..............................    4,900        88
   Vertex Pharmaceuticals, Inc.* ...........................    9,500        97
                                                                         ------
                                                                            536
Chemicals - 1.7%
   Great Lakes Chemical Corp................................   10,700       291
   IMC Global, Inc. ........................................   13,600       135
                                                                         ------
                                                                            426
Commercial Services & Supplies - 4.2%
   Ceridian Corp. * ........................................    9,600       201
   Equifax, Inc. * .........................................    4,800       118
   Hewitt Associates, Inc. * ...............................    3,800       114
   Manpower, Inc. * ........................................    3,300       155
   The Bisys Group, Inc. * .................................   17,000       253
   Viad Corp. ..............................................    7,400       185
                                                                         ------
                                                                          1,026
Communications Equipment - 0.6%
   Tellabs, Inc. * .........................................   18,200       153

Construction & Engineering - 1.0%
   ServiceMaster Co. .......................................   20,700       241

Construction Materials - 1.0%
   Nucor Corp. .............................................    4,500       252

Diversified Financials - 1.7%
   Janus Capgroup, Inc. ....................................   12,100       199
   LaBranche & Co., Inc. * .................................   18,300       213
                                                                         ------
                                                                            412
Diversified Telecommunication Services - 3.0%
   AT&T Corp. * ............................................    9,600       195
   Commonwealth Telephone Enterprises, Inc. ................    2,100        79
   Crown Castle International Corp. * ......................   11,400       126
   Qwest Communications International, Inc. ................   53,000    $  229
   Sprint PCS * ............................................   19,900       112
                                                                         ------
                                                                            741
Electric Utilities - 7.2%
   CMS Energy Corp. * ......................................   14,200       121
   Edison International * ..................................    3,100        68
   El Paso Electric Co. * ..................................   14,800       198
   Firstenergy Corp. * .....................................   11,000       387
   Pinnacle West Capital Corp. * ...........................    6,500       260
   Teco Energy, Inc. * .....................................   10,200       147
   TXU Corp. ...............................................   11,400       270
   Unisource Energy Corp. ..................................    7,605       188
   Xcel Energy, Inc. .......................................    7,300       124
                                                                         ------
                                                                          1,763
Electrical Equipment - 2.2%
   Harris Corp. ............................................    1,800        69
   Littelfuse, Inc. * ......................................    2,300        66
   Molex, Inc. - CL A ......................................   14,100       414
                                                                         ------
                                                                            549
Electronic Equipment & Instruments - 1.8%
   Agilent Technologies, Inc. * ............................    5,800       170
   AVX Corp. ...............................................   16,500       274
                                                                         ------
                                                                            444
Energy Equipment & Services - 1.7%
   Baker Hughes, Inc. * ....................................    9,000       289
   Hanover Compressor Co. ..................................   11,000       123
                                                                         ------
                                                                            412
Food & Drug Retailing - 0.6%
   Winn-Dixie Stores, Inc. * ...............................   15,300       152

Food Products - 4.8%
   Archer Daniels Midland Co. * ............................   17,400       265
   Campbell Soup Co. * .....................................    8,000       214
   ConAgra, Inc. ...........................................    7,800       206
   H.J. Heinz Co. ..........................................    6,700       244
   Potash Corp. of Saskatchewan, Inc .......................    2,700       234
                                                                         ------
                                                                          1,163
Health Care Equipment & Supplies - 1.7%
   Amerisource Bergen Corp. * ..............................    3,100       174
   Guidant Corp ............................................    2,600       156
   Neighborcare, Inc. * ....................................    4,200        83
                                                                         ------
                                                                            413
Health Care Providers & Services - 2.5%
   Aetna US Healthcare, Inc. * .............................    2,000       135
   Laboratory Corporation of America Holdings * ............    2,900       107
   Lincare Holdings, Inc. * ................................    6,300       189

JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------
MID CAP VALUE FUND

                                                                         Market
                    Name of Issuer                             Shares    Value
                    --------------                            -------   -------
                                                                        (000's)
COMMON STOCK - Continued
Health Care Providers & Services - Continued
   Tenet Healthcare Corp. * ...............................    10,800   $   174
                                                                        -------
                                                                            605
Household Durables - 2.2%
   Herman Miller, Inc. * ..................................     9,500       231
   Newell Rubbermaid, Inc..................................    13,200       300
                                                                        -------
                                                                            531
Insurance - 8.9%
   Cincinnati Financial Corp. * ...........................     3,100       130
   Conseco, Inc............................................     9,900       216
   Hartford Financial Services Group, Inc. * ..............     2,500       148
   Loews Corp. * ..........................................     6,600       326
   Ohio Casualty Corp. * ..................................    11,800       205
   Protective Life Corp....................................     5,300       179
   Safeco Corp. * .........................................     8,600       335
   St. Paul Cos., Inc......................................     7,000       277
   Travelers Property Casualty Corp. - Cl. A ..............    12,200       205
   UnumProvident Corp. * ..................................    10,000       158
                                                                        -------
                                                                          2,179
IT Consulting & Services - 0.7%
   BearingPoint, Inc. * ...................................    18,100       183
Leisure Equipment & Products - 1.5%
   Brunswick Corp. * ......................................     5,400       172
   Eastman Kodak Co. * ....................................     4,100       105
   Hasbro, Inc. * .........................................     4,800       102
                                                                        -------
                                                                            379
Machinery - 1.6%
   Grant Prideco, Inc. * ..................................    25,200       328
   Joy Global, Inc.........................................     2,500        65
                                                                        -------
                                                                            393
Media - 9.7%
   Cablevision Systems Corp. - Cl. A * ....................    14,000       327
   Cox Radio, Inc. - Cl. A * ..............................     5,200       131
   Dow Jones & Co., Inc. * ................................     5,900       294
   Lamar Advertising Co. * ................................     7,000       261
   Meredith Corp. * .......................................     3,400       166
   New York Times Co. - Cl. A * ...........................     4,000       191
   Pearson plc - ADR ......................................    16,800       188
   Reuters Group plc - ADR ................................    10,900       277
   Scholastic Corp. * .....................................     9,600       327
   Washington Post Co. - Cl. B ............................       266       211
                                                                        -------
                                                                          2,373
Metals & Mining - 1.6%
   Meridian Gold, Inc. * ..................................    16,600       243
   Noranda, Inc............................................     9,300       147
                                                                        -------
                                                                            390
Multi-Utilities - 2.3%
   Duke Energy Co..........................................    15,500       317
   NiSource, Inc. * .......................................    11,200   $   246
                                                                        -------
                                                                            563
Multiline Retail - 1.8%
   Costco Wholesale Corp...................................     6,200       231
   Dillard's, Inc. - Cl. A * ..............................    12,600       207
                                                                        -------
                                                                            438
Oil & Gas - 6.7%
   Amerada Hess Corp. * ...................................     6,400       340
   BG plc - ADR ...........................................     5,300       138
   Diamond Offshore Drilling, Inc. * ......................    25,700       527
   Kerr-McGee Corp. * .....................................     5,200       242
   Marathon Oil Corp. * ...................................     7,400       245
   NRG Energy, Inc. * .....................................     6,700       147
                                                                        -------
                                                                          1,639
Paper & Forest Products - 2.5%
   Bowater, Inc............................................     2,500       116
   MeadWestvaco Corp. * ...................................     6,600       196
   Potlatch Corp...........................................     8,400       292
                                                                        -------
                                                                            604
Pharmaceuticals - 1.3%
   Andrx Corp. * ..........................................     3,700        89
   King Pharmaceuticals, Inc. * ...........................    14,300       218
                                                                        -------
                                                                            307
Real Estate Investment Trust - 1.0%
   Apartment Investment & Management Co....................     5,400       186
   Reckson Associates Realty Corp..........................     2,400        59
                                                                        -------
                                                                            245
Road & Rail - 0.2%
   Ryder System, Inc.......................................     1,700        58

Software - 3.1%
   BMC Software, Inc. * ...................................    18,500       345
   Cadence Design Systems, Inc. * .........................    11,200       201
   Network Associates, Inc. * .............................    14,800       223
                                                                        -------
                                                                            769
Specialty Retail - 0.7%
   Gap, Inc................................................     4,900       114
   KMart Holding Corp......................................     2,700        64
                                                                        -------
                                                                            178
Textiles & Apparel - 0.5%
   Unifi, Inc. * ..........................................    20,500       132

Trading Companies & Distributors - 0.5%
   CDW Corp................................................     1,900       110

Wireless Telecommunications Services - 1.3%
   Telephone and Data Systems, Inc.........................     4,900       306
                                                                        -------
      TOTAL COMMON STOCK- .................................      95.1%   23,289

JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------
MID CAP VALUE FUND

                                                                Par      Market
               Name of Issuer                                  Value     Value
               --------------                                 -------   -------
                                                              (000's)   (000's)
PUBLICLY-TRADED BONDS

Electric Utilities - 0.0%
   Xcel Energy, Inc. - Sr. Notes 144A (a)
   7.5% due 11/21/07 ......................................    $    7   $    11

Wireless Telecommunications Services - 0.2%
   United States Cellular Corp. - Notes
   0.0% due 06/15/15 ......................................        75        36
                                                                        -------
      TOTAL PUBLICLY-TRADED BONDS- ........................       0.2%       47

SHORT-TERM INVESTMENTS - 4.4%

   Investment in joint trading account (Note B)
   1.061% due 01/02/04 ....................................     1,081     1,081
                                                               ------   -------
      TOTAL INVESTMENTS- ..................................      99.7%   24,417
      Cash and Receivables, less payables- ................       0.3%       73
                                                               ------   -------
      NET ASSETS- .........................................     100.0%  $24,490
                                                               ======   =======

* Non-income producing security.

(a) Pursuant to Rule 144A under the Securities Act of 1993, these securities may be resold in transactions exempt from registration, normally to qualified institutional buyers. At December 31, 2002, securities aggregated $11 or 0.0% of net assets of the Portfolio.

ADR-American Depository Receipts.

See notes to financial statements.

NOTES TO FINANCIAL STATEMENTS
JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------
(000's Omitted)

NOTE A--ORGANIZATION

     John Hancock Mid Cap Value Fund (the "Fund"), which commenced operations on May 1, 2003, is a diversified series of John Hancock Variable Series Trust I (the "Trust"), an open-end investment management company registered under the Investment Company Act of 1940. The Trust is organized as a Massachusetts business trust and consists of thirty different funds as of December 31, 2003. The results of this Fund are included in this report. The results of the other Funds in the Trust are presented under separate cover. The Trust may add or delete Funds in the future to accommodate various investment objectives. The Trust has issued shares of beneficial interest exclusively to John Hancock Variable Life Account U ("JHVLAU"), John Hancock Variable Life Account V ("JHVLAV"), John Hancock Variable Life Account S ("JHVLAS"), and John Hancock Variable Annuity Account I ("JHVAAI") to fund policies and contracts issued by the John Hancock Variable Life Insurance Company ("JHVLICO"), and to John Hancock Variable Annuity Account U ("JHVAAU"), John Hancock Variable Annuity Account V ("JHVAAV"), John Hancock Variable Life Account UV ("JHV-LAUV"), John Hancock Variable Annuity Account H ("JHVAAH"), and John Hancock Variable Annuity Account JF ("JHVAAJF") to fund contracts and policies issued by John Hancock Life Insurance Company ("John Hancock" or "JHLICO"), to John Hancock Variable Life Account PPM-1 ("PPM-1"), and to John Hancock Variable Life Account PPM-2 ("PPM-2").

NOTE B--ACCOUNTING POLICIES

     Valuation of investments: Common stocks and other such securities traded on national exchanges are normally valued on the basis of closing prices. Securities traded in the over-the-counter market and securities with no sales on the day of valuation are normally valued at their last available bid price.

     Short-term investments, with a maturity not to exceed 60 days, are valued at amortized cost, which approximates market value.

     Investment securities for which no current market quotations are readily available, including certain foreign securities, when held by the Fund, are valued at fair value as determined in good faith by the Board of Trustees. Investment security transactions are recorded on the date of purchase or sale.

     Repurchase agreements: The Fund may enter into repurchase agreements which are contracts under which the Fund would acquire a security for a relatively short period (usually not more than 7 days) subject to the obligation of the seller to repurchase and the Fund to resell such security at a fixed time and price (representing the Fund's cost plus interest). The Fund will enter into repurchase agreements only with member banks of the Federal Reserve System and with "primary dealers" in United States Government Securities. The underlying securities, which represent the collateral of the agreement, must be marked to market daily to ensure that each repurchase agreement is fully collateralized at all times. The Fund will not invest more than 10% of its net assets in repurchase agreements maturing in more than 7 days.

     Joint trading account: Pursuant to an exemptive order issued by the Securities and Exchange Commission, the order permits the Fund to pool daily uninvested cash balances into a joint account for the purpose of investing the cash balances in short-term repurchase agreements, commercial paper and other short-term investments which in no event will have a maturity in excess of 7 days. Joint account holdings as of December 31, 2003 are as follows:

Name of Issuer                                       Market Value
--------------                                       ------------
Alpine Securitization Corp., 1.12%, due 01/07/04       $29,995
Alpine Securitization  Corp., 1.12%, due 01/06/04       19,998
Barclays US Fund, 1.10%, due 01/05/04                   29,997
Cargill Asia Pacific, 1.06%, due 01/02/04               20,000
Cargill Asia Pacific, 1.05%, due 01/02/04               25,000
Danske Corp., 1.07%, due 01/05/04                       49,996
Greenwich CPL Holding Funding, 0.95%, due 01/02/04      17,654
Merrill Lynch & Co., Inc., 1.04%, due 01/05/04          18,838
Merrill Lynch & Co., Inc., 1.05%, due 01/06/04          31,156

JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------
(000's Omitted)

NOTE B--ACCOUNTING POLICIES--Continued

Name of Issuer                                     Market Value
--------------                                     ------------
Mortgage Int. Networking, 0.98%, due 01/02/04        $ 50,000
Three Pillars Funding Corp., 1.08%, due 01/06/04       49,994
UBS Finance LLC, 1.02%, due 01/02/04                    3,917
UBS Finance LLC, 1.05%, due 01/02/04                    4,088
UBS Finance LLC, 0.96%, due 01/02/04                   35,000
                                                     --------
   Joint Trading Account Totals                      $385,633
                                                     ========

     Expenses: Expenses directly attributable to the Fund are charged to the Fund. Expenses not directly attributed to the Fund are allocated on the basis of relative net assets of the Fund.

     Bank borrowings: The Fund is permitted to have bank borrowings for temporary or emergency purposes, including the meeting of redemption requests that otherwise might require the untimely disposition of securities. The Fund has entered into syndicated line of credit agreements with State Street Bank and Trust Company ("SSBT"), the Trust's record keeper and custodian and the Bank of New York. These agreements enable the Fund to participate in an unsecured line of credit, which permits borrowings up to $125 and $75 million, respectively. Interest is charged to the Fund, based on its borrowing. In addition, a commitment fee is charged to the Fund based on the average daily unused portion of the line of credit and is allocated among the participating Funds in the Trust. Interest expense paid under the line of credit is included under the caption "Other fees" in the Statement of Operations. For the year ended December 31, 2003, the Fund had no bank borrowings.

     Forward foreign currency contracts: The Fund may use forward foreign currency contracts to facilitate transactions in foreign securities and to manage the Fund's currency exposure. Contracts to buy generally are used to acquire exposure to foreign currencies, while contracts to sell are used to hedge the Fund's investments against currency fluctuations. Neither type of forward foreign currency transaction will eliminate fluctuations in the prices of the Fund's securities or prevent loss if the price of such securities should decline. The U.S. dollar value of a forward foreign currency contract is determined using forward exchange rates supplied by a quotation service. Realized gain (loss) on the purchases and sales of forward foreign currency contracts is recognized on settlement date. At December 31, 2003, the Fund had no open forward foreign currency contracts.

     Federal income taxes: The Fund intends to comply with the requirements of Subchapter M of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its taxable income to shareholders. Therefore, no federal income tax provision is required.

     As of December 31, 2003, the Fund had no capital loss carryforwards on a tax basis to be applied against any future taxable gains.

     In addition, from the period November 1, 2003 through December 31, 2003, the Fund incurred no net realized capital losses.

     Dividends, Interest and Distributions: Dividend income is recorded on the ex-dividend date and interest income is recorded on the accrual basis. Dividend income for the Fund is shown net of foreign taxes withheld of $1. Realized gains and losses from security transactions are determined on the basis of identified cost.

JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------
(000's Omitted)

NOTE B--ACCOUNTING POLICIES--Continued

     Dividends of net investment income will be declared and distributed monthly by the Fund. The Fund will distribute all of its net realized capital gains annually, at the end of its fiscal year.

     Estimates: The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE C--INVESTMENT ADVISORY AGREEMENT AND OTHER TRANSACTIONS WITH AFFILIATES

     On February 5, 2003, the Board of Trustees of the Trust renewed its Investment Advisory Agreement with John Hancock. For its services, John Hancock receives monthly compensation at the following rate on an annual basis of the Fund's net assets:

                        Between
                    $50 Million and   Excess Over
First $50 Million   $100 Million      $100 Million
-----------------   ---------------   ------------
      1.10%              1.00%            0.95%

     In the event that normal operating expenses of the Fund, exclusive of investment advisory fees, taxes, interest, brokerage commissions and extraordinary expenses, shall exceed 0.10% of the Fund's daily net asset value, John Hancock and JHVLICO will reimburse the Fund for such excess. Accordingly, for the period ended December 31, 2003, the reimbursements paid from John Hancock and JHVLICO were $22 to the Fund.

     The Fund entered into a commission recapture program, which enables it to pay some of its operational expenses by recouping a portion of the commissions it pays to a broker that is not a related party of the Fund. Expenses paid through this program may include costs of custodial, transfer agency or accounting services. The impact of this arrangement was a reduction of $1.

     John Hancock has entered into a Sub-Advisory Agreement with T. Rowe Price Associates, Inc., with respect to the Fund. T. Rowe Price Associates, Inc. is an affiliate of John Hancock, and under its supervision, is responsible for the day-to-day investment management of the Fund.

     Signator Investors, Inc., a wholly owned subsidiary of John Hancock is the principal underwriter and transfer agent of the Trust. Certain officers and trustees of the Trust are officers and directors of JHVLICO, JHVLAU, JHVLAV, JHVLAS, JHVAAI, JHVLAUV, JHVAAV, JHVAAU, JHVAAH, JHVAAJF, PPM-1, and PPM-2, and some are also officers of John Hancock. Fees for independent trustees are paid by the Trust.

NOTE D--INVESTMENT TRANSACTIONS

     Purchases and proceeds from sales and maturities of investments, excluding short-term securities and obligations of

JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------
(000's Omitted)

NOTE D--INVESTMENT TRANSACTIONS--Continued

the U.S. government, for the Fund for the year ended December 31, 2003 were as follows:

Purchases   Sales and Maturities
---------   --------------------
 $24,214           $4,613

     The identified cost of investments owned by the Fund (including earned discount on corporate short-term notes, and commercial paper) and their respective gross unrealized appreciation and depreciation for Federal income tax purposes at December 31, 2003 were as follows:

Identified    Unrealized     Unrealized    Net Unrealized
   Cost      Appreciation   Depreciation    Appreciation
----------   ------------   ------------   --------------
  $21,501       $2,949          $(33)          $2,916

     Distribution of Income and Gains: Distributions of net investment income, if any, are made at least annually. Net realized gains from investment transactions, in excess of available capital loss carryforwards, would be taxable to the Fund if not distributed, and, therefore, will be distributed to shareholders at least annually. Earnings and profits distributed to shareholders on redemption of fund shares may be utilized by the Fund, to the extent permissible, as part of the Fund's dividends-paid deduction on its federal income tax returns.

     The timing and characterization of certain income and capital gains distributions are determined annually in accordance with federal tax regulations. As a result, net investment income (loss) and net realized gain
(loss) on investment transactions for a reporting period may differ significantly from distributions during such period. These differences primarily relate to certain securities sold at a loss. Additionally, as a result, net investment income (loss) and net realized gain (loss) on investment transactions for a reporting period may differ significantly from distributions during such period. Accordingly, the Fund may periodically make reclassifications among certain of its capital accounts without impacting the net asset value of the Fund.

     At December 31, 2003, the Fund's components of distributable earnings on a tax basis were as follows:

Undistributed   Undistributed
   Ordinary     Net Long-Term    Capital Loss   Net Unrealized
    Income       Capital Gain   Carryforwards    Appreciation
-------------   -------------   -------------   --------------
     $91             $--             $--            $2,916

     In addition, the tax character of distributions paid by the Fund are summarized as follows:

       Distributions from     Distributions from
Year     Ordinary Income    Long-Term Capital Gain   Return of Capital
----   ------------------   ----------------------   -----------------
2003          $803                    $--                    $--

JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------

NOTE E--BOARD OF TRUSTEES AND OFFICERS OF THE TRUST (UNAUDITED)

     The Board of Trustees of the Trust is responsible for overall management of the Trust. The Board may exercise all powers of the Trust, except those powers which are conferred solely upon or reserved to the shareholders. The Trust's Statement of Additional Information (SAI) includes additional information about the Trustees and is available without charge, upon request, by calling toll-free at 1-800-576-2227.

     The following table provides information about the members of the Board of Trustees and the officers of the Trust:

                                      Disinterested Trustees

                                          Positions Held             Principal Occupation(s)
Name, Address and Age                       With Trust                During Past Five Years
--------------------------------   ----------------------------   -----------------------------------
Elizabeth G. Cook (age 66)                   Trustee              Expressive Arts Therapist, Dana-
c/o John Hancock Variable Series                                  Farber Cancer Institute; President,
Trust I                                                           The Advertising Club of Greater
John Hancock Place                                                Boston
Boston, Massachusetts 02117

Diane C. Kessler (age 57)                    Trustee              Executive Director, Massachusetts
c/o John Hancock Variable Series                                  Council of Churches
Trust I
John Hancock Place
Boston, Massachusetts 02117

Robert Verdonck (age 58)                     Trustee              President and Chief Executive
c/o John Hancock Variable Series                                  Officer, East Boston Savings Bank
Trust I
John Hancock Place
Boston, Massachusetts 02117

Hassell H. McClellan (age 58)                Trustee              Associate Professor and Graduate
c/o John Hancock Variable Series                                  Dean, The Graduate School of the
Trust I                                                           Wallace G. Carroll School of
John Hancock Place                                                Management, Boston College
Boston, Massachusetts 02117

JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------

NOTE E--BOARD OF TRUSTEES AND OFFICERS OF THE TRUST (UNAUDITED)--Continued

          Trustees Affiliated with the Trust and Officers of the Trust

                                          Positions Held                Principal Occupation(s)
Name, Address and Age                       With Trust                   During Past Five Years
--------------------------------   ----------------------------   -----------------------------------
Michele G. Van Leer* (age 46)          Chairman and Trustee       Senior Vice President, Product
John Hancock Place                                                Management, John Hancock Life
Boston, Massachusetts 02117                                       Insurance Company; Vice Chairman,
                                                                  President & Director, John Hancock
                                                                  Variable Life Insurance Company

Kathleen F. Driscoll* (age 47)       Vice Chairman, President     Senior Vice President, Signator
John Hancock Place                        and Trustee             Brokerage, John Hancock Life
Boston, Massachusetts 02117                                       Insurance Company; Vice President
                                                                  Corporate Communications, John
                                                                  Hancock Life Insurance Company

Jude A. Curtis (age 45)                 Compliance Officer        Vice President and Chief Investment
John Hancock Place                                                Compliance Officer, John Hancock
Boston, Massachusetts 02117                                       Life Insurance Company; formerly
                                                                  Second Vice President and Counsel,
                                                                  Office of Business Conduct; John
                                                                  Hancock Life Insurance Company;
                                                                  formerly a Partner at Hale and Dorr
                                                                  LLP (law firm)

Janet Wang (age 35)                Assistant Compliance Officer   Compliance Specialist, John
John Hancock Place                                                Hancock Life Insurance Company
Boston, Massachusetts 02117

Raymond F. Skiba (age 58)                   Treasurer             Director of Fund Operations, John
John Hancock Place                                                Hancock Life Insurance Company
Boston, Massachusetts 02117

Gladys C. Millan (age 57)              Assistant Treasurer        Manager of Fund Operations, John
John Hancock Place                                                Hancock Life Insurance Company
Boston, Massachusetts 02117

JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------

NOTE E--BOARD OF TRUSTEES AND OFFICERS OF THE TRUST (UNAUDITED)--Continued

     Trustee Affiliated with the Trust and Officers of the Trust--Continued

                                          Positions Held                Principal Occupation(s)
Name, Address and Age                       With Trust                   During Past Five Years
--------------------------------   ----------------------------   --------------------------------------
Karen Q. Visconti (age 50)                  Secretary             Director, Product & Market
John Hancock Place                                                Management, John Hancock Life
Boston, Massachusetts 02117                                       Insurance Company

Arnold R. Bergman (age 53)              Assistant Secretary       Senior Counsel, Law Department,
John Hancock Place                                                John Hancock Life Insurance
Boston, Massachusetts 02117                                       company; formerly Vice President,
                                                                  General Counsel and Secretary, First
                                                                  Variable Life Insurance Company

     *Trustee who is an "interested person" as defined in the 1940 Act, due to her position with John Hancock Life Insurance Company (or its affiliates), the ultimate controlling parent of the investment advisor.

     Because the Trust does not hold regular annual shareholders meetings, each Trustee holds office for an indefinite term until his successor is duly elected and qualified or until he dies, retires, resigns, is removed or becomes disqualified. None of the Trustees is a director of other complexes except noted above.

                REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

To the Contractowners, Policyholders, and
Board of Trustees of
John Hancock Variable Series Trust I

     We have audited the accompanying statement of assets and liabilities, including the schedule of investments, of the Mid Cap Value Fund (a portfolio included in the series of John Hancock Variable Series Trust I {the "Trust"}) as of December 31, 2003, and the related statement of operations, changes in net assets and the financial highlights for the period from May 1, 2003 (commencement of operations) to December 31, 2003. These financial statements and financial highlights are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2003, by correspondence with the custodian and brokers, or by other appropriate auditing procedures where replies from brokers were not received. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the Mid Cap Value Fund of John Hancock Variable Series Trust I at December 31, 2003, the results of its operations, the changes in its net assets and the financial highlights for the period from May 1, 2003 (commencement of operations) to December 31, 2003, in conformity with accounting principles generally accepted in the United States.


                                                      /s/ Ernst & Young LLP

Boston, Massachusetts
February 6, 2004

       Officers and Trustees                      Investment Adviser

        Michele G. Van Leer,               John Hancock Life Insurance Company
  Chairman of the Board of Trustees              John Hancock Place
        Kathleen F. Driscoll,                      P.O. Box 111
    President and Vice Chairman                  Boston, MA 02117
        of the Board of Trustees
      Elizabeth G. Cook, Trustee
  Reverend Diane C. Kessler, Trustee
     Hassell H. McClellan, Trustee                Independent Auditors
      Robert F. Verdonck, Trustee                  Ernst & Young LLP
     Karen Q. Visconti, Secretary                 200 Clarendon Street
 Arnold R. Bergman, Assistant Secretary              Boston, MA 02116
     Raymond F. Skiba, Treasurer
 Gladys C. Millan, Assistant Treasurer
 Ronald J. Bocage, Chief Legal Officer
   Jude A. Curtis, Compliance Officer
Janet Wang, Assistant Compliance Officer

                             Sub-Investment Advisers

    Capital Guardian Trust Company          Pacific Investment Management Company LLC
         Los Angeles, CA 90071                       Newport Beach, CA 92660

  Declaration Management & Research LLC                RREEF America LLC
            McLean, VA 22102                               Chicago, IL 60611

 Fidelity Management & Research Company            SSgA Funds Management, Inc.
           Boston, MA 02109                             Boston, MA 02110

   Goldman Sachs Asset Management, LP                 Standish Mellon Asset
           New York, NY 10005                        Management Company LLC
                                                       Pittsburgh, PA 15258

      Independence Investment LLC                 T. Rowe Price Associates, Inc.
            Boston, MA 02109                          Baltimore, MD 21202

      John Hancock Advisers, LLC                T. Rowe Price International, Inc.
           Boston, MA 02199                           Baltimore, MD 21202

Morgan Stanley Investment Management Inc.       Wellington Management Company, LLP
           New York, NY 10020                           Boston, MA 02109


The John Hancock Variable Series Trust I consists of funds used as investment options for various John Hancock variable life and variable annuity contracts. Investors are not able to invest directly in the John Hancock Variable Series Trust I.

If the total investment return for any fund for any given year appears unusually high, the return may be attributable to unusually favorable market conditions which will probably not be sustainable. For instance, a high total investment return may reflect participation in IPOs, "hot" industries (e.g., internet-related companies), private placements, and/or leveraging investment techniques during the period indicated. There is no assurance that any of those methods, or any other investment technique will continue to have the same impact on the fund's total investment returns.

All of the funds (except bond funds and equity index funds) may participate in initial public offerings (IPOs). Under certain market conditions, such participation could significantly improve a fund's total investment return. There is no assurance that such market conditions will continue and provide the same favorable impact on future investment returns.

Please refer to the prospectus for your product for additional information about the investment options available. Variable life insurance and variable annuities are sold by prospectus. These reports may be used as sales literature when preceeded or accompanied by the funds' prospectus, which detail charges, investment objectives, and operating policies.

Insurance products are issued by John Hancock Life Insurance Company, or John Hancock Variable Life Insurance Company* (*not licensed in New York), Boston, MA 02117. Securities products are distributed by Signator Investors, Inc., Member NASD, SIPC, 197 Clarendon Street, Boston, MA 02116.

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